FIRST AMENDMENT TO THE
                     PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                              MANAGEMENT AGREEMENT


The Management Agreement executed and entered into by and between Principal Variable Contracts Fund, Inc., a Maryland corporation, and Principal Management Corporation (formerly known as Princor Management Corporation), an Iowa corporation, on the 1st day of July, 1997, is hereby amended to including the following:

                                   SCHEDULE 6
                                 Management Fees
                     MidCap Growth and Real Estate Accounts

         Average Daily Net                           Fee as a Percentage of
         Assets of the Fund                          Average Daily Net Assets
         ------------------                          ------------------------
         First $100 Million                                   0.90%
         Next $100 Million                                    0.85%
         Next $100 Million                                    0.80%
         Next $100 Million                                    0.75%
         Thereafter                                           0.70%

                                   SCHEDULE 7
                                 Management Fees
                      MicroCap and SmallCap Growth Accounts

         Average Daily Net                          Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $100 Million                                  1.00%
         Next $100 Million                                   0.95%
         Next $100 Million                                   0.90%
         Next $100 Million                                   0.85%
         Thereafter                                          0.80%

                                   SCHEDULE 8
                                 Management Fees
                                SmallCap Account

         Average Daily Net                          Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $100 Million                                  0.85%
         Next $100 Million                                   0.80%
         Next $100 Million                                   0.75%
         Next $100 Million                                   0.70%
         Thereafter                                          0.65%

                                   SCHEDULE 9
                                 Management Fees
                             SmallCap Value Account

         Average Daily Net                           Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $100 Million                                  1.10%
         Next $100 Million                                   1.05%
         Next $100 Million                                   1.00%
         Next $100 Million                                   0.95%
         Thereafter                                          0.90%

                                   SCHEDULE 10
                                 Management Fees
                         International SmallCap Account

         Average Daily Net                           Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $100 Million                                  1.20%
         Next $100 Million                                   1.15%
         Next $100 Million                                   1.10%
         Next $100 Million                                   1.05%
         Thereafter                                          1.00%

                                   SCHEDULE 11
                                 Management Fees
                                Utilities Account

         Average Daily Net                           Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $100 Million                                  0.60%
         Next $100 Million                                   0.55%
         Next $100 Million                                   0.50%
         Next $100 Million                                   0.45%
         Thereafter                                          0.40%


Executed this 2nd day of January, 1998

Principal Management Corporation         Principal Variable Contracts Fund, Inc.

    /s/ Stephan L. Jones                     /s/ A. S. Filean
by:________________________________      by:________________________________